[ ** ] Confidential treatment requested

Exhibit 10.150

GMAC Residential Funding

November 9, 2001

Mr. Steve Majerus
Vice President, Secondary Marketing E-Loan, Inc.
5875 Arnold Road Dublin, California 94569

SS# [ ** ]ID# [ ** ]

Dear Steve:

This letter shall serve as the second amendment (the "Commitment Amendment") to the GMAC-Residential Funding ("GMAC-RFC") Master Commitment dated as of October 23, 2001 by and between GMAC-RFC and E-Loan, Inc. All other terms and conditions of the GMAC-RFC Master Commitment not amended in the Commitment Amendment shall remain in full force and effect.

The terms and conditions of this commitment Amendment are as follows:

PRODUCT, PROGRAM and UNDERWRITING VARIANCES:

LOAN PROSPECTOR (LP) AND DESKTOP UNDERWRITER (DU) REDUCED DOCUMENTATION PROGRAM:

(Goal Line and Goal Loan Only)

GMAC-RFC will purchase Home Equity products (Goal Line Home Equity Line of Credit and/or Goal Loan Closed-end Second Mortgages only) which were originated simultaneously with a first mortgage and meet the eligibility requirements described in the GMAC-RFC Client Guide and as set forth in the attached Exhibit D.

STATED INCOME TO 90% CLTV:
(Goal Line and Goal Loan)

GMAC-RFC will purchase Home Equity products (Goal Line Home Equity Lines of Credit and/or Goal Loan Closed-end Second Mortgages only) which were originated simultaneously with a first mortgage (purchase and rate/term transactions only) and meet the eligibility requirements described in the GMACRFC Client Guide and as set forth in the attached Exhibit E.

HIGH RISE CONDOMINIUM PROGRAM:
(Goal Line and Goal Loan)

GMAC-RFC will purchase up to [ ** ]% of total volume delivered in Home Equity Products (Goal line Home Equity Line of Credit and /or Goal Loan Closed End Second Mortgages only) that meet the eligibility requirements set forth in the Client Guide and in the attached Exhibit F.

Future Amendments:

GMAC-RFC and E-Loan, Inc. agree to notify each other as necessary when issues arise that are not addressed in this Commitment Amendment. Any amendments to this commitment letter must be mutually agreed upon in writing and incorporated into this Commitment Amendment.

Termination:

GMAC-RFC may at any time in the exercise of its sole discretion terminate ELoan, Inc.'s right to sell loans to GMAC-RFC under this Commitment Amendment with 30 days written notice by GMAC-RFC to E-Loan, Inc. GMAC-RFC may from time to time in the exercise of its sole discretion modify or supplement any of the program criteria or requirements effective immediately upon notice by GMAC-RFC to E-Loan, Inc.

Confidentiality:

GMAC-RFC and E-Loan, Inc. each agree that the specific terms and provisions of this Commitment Amendment are confidential except as required by law or as may be reasonably necessary to be disclosed in connection with the sale or securitization of loans sold to GMAC-RFC by E-Loan, Inc.

Commitment Offer Expiration Date:	This agreement may be canceled at GMAC-RFC's option if an executed copy is not received on or before November 16, 2001.

We look forward to our continued relationship with E-Loan, Inc. If the terms of this Commitment Amendment are agreeable with you, please so indicate by executing both of the enclosed copies, return one original to GMAC- RFC on or before the date indicated above, and retain the other original for your records.

Sincerely,

Lori Zaloumis
Sales Director

AGREED AND ACCEPTED BY:
E-LOAN, INC.

SIGNATURE:

NAME:

TITLE:

DATE:

EXHIBIT D
Commitment Amendment Dated 11/09/01
E-Loan, Inc.

Loan Prospector (LP) and Desktop Underwriter (DU) Reduced Documentation Program
(Goal Line and Goal Loan Only)

[ ** ]

EXHIBIT E
Commitment Amendment Dated 11/09/01
E-Loan, Inc.

[ ** ]

EXHIBIT F
Commitment Amendment Dated 11/09/01
E-Loan, Inc.

High Rise Condominium Program (Goal Line and Goal Loan)

[ ** ]